SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 16, 2003

STURGIS BANCORP, INC.
(Exact name of registrant as specified in its charter)

MICHIGAN
(State of incorporation or organization)

0-49613	38-3609814
(Commission File No.)	(IRS — Employer Identification Number)

113-125 E. Chicago Road, Sturgis, MI 49091
(Address of Registrant’s principal executive offices)

(269) 651-9345
Registrant’s telephone number, including area code

SIGNATURE
EXHIBIT INDEX
Press Release dated January 21, 2003

ITEM 5. OTHER EVENTS

     On January 16, 2003, the Board of Directors of Sturgis Bancorp, Inc. (the “Company”) accepted the resignation of Gary Malloy as a director of the Company. Mr. Malloy resigned from the Board of Directors of the Company and its subsidiary, Sturgis Bank & Trust Company, for personal reasons. At the time of his resignation, Mr. Malloy served on the Audit Committee of the Board of Directors. Director Dr. Philip G. Ward has replaced Mr. Malloy on the Audit Committee. Mr. Malloy’s resignation was not because of a disagreement with the Company on a matter relating to the Company’s operations, policies or practices as is a reportable event under Item 6 of Form 8-K.

     Pursuant to the governing documents of the Company, the Board of Directors approved a resolution decreasing the number of directors of the board of directors of the Company from eight to seven. This resolution was approved at a regular meeting of the Board of Directors of the Company on January 20, 2003.

ITEM 7. FINANCIAL INFORMATION AND EXHIBITS.

(a) Financial Statements of Business Acquired

     Not applicable.

(b) Pro Forma Financial Information

     Not applicable.

(c) Exhibits

     Setforth below is a list of exhibits included as part of this current report.

EXHIBIT
NUMBERS	DESCRIPTION OF EXHIBIT

99.1	Press Release dated January 21, 2003.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 21, 2003	STURGIS BANCORP, INC.

	By:	/s/ Leonard L. Eishen

Name: Leonard L. Eishen
Title: President and CEO

EXHIBIT INDEX

EXHIBIT
NUMBERS	DESCRIPTION OF EXHIBIT

99.1	Press Release dated January 21, 2003.